SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                OCTOBER 23, 2001

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission              IRS Employer
jurisdiction                        File Number             Identification
of incorporation                                            Number

Delaware                              1-3492                No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

     On October 23, 2001 registrant issued a press release entitled "Halliburton Posts Record Profits" pertaining, among other things, to an announcement that registrant reported 2001 third quarter net income of $179 million ($0.42 per diluted share). Net income from continuing operations was $181 million ($0.42 per diluted share), an increase of 39 percent over the prior year quarter and the highest earnings since registrant's merger with Dresser was completed in 1998. Revenues from continuing operations were $3.4 billion in the 2001 third quarter, an increase of 12 percent compared to the year ago quarter. Operating income of $342 million for the quarter represents an increase of 38 percent compared to the 2000 third quarter operating income of $248 million. Excluding a non-recurring gain in the 2000 third quarter, operating income more than doubled. Compared to the 2001 second quarter, operating income increased $70 million on increased revenues of $52 million.

Item 7.  Financial Statements and Exhibits

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (c) Exhibits.

         Exhibit 20 - Press release dated October 23, 2001.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HALLIBURTON COMPANY




Date:    October 24, 2001           By: /s/ Susan S. Keith
                                       --------------------------------------
                                            Susan S. Keith
                                            Vice President and Secretary










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                                  EXHIBIT INDEX



Exhibit          Description

20               Press Release Dated October 23, 2001

                 Incorporated by Reference







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